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                                                                     Exhibit 3.1

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 05/09/2002
                                                          020298155 - 3524053

                              CERTIFICATE OF TRUST
                                       OF
                        EDUCATION FUNDING CAPITAL TRUST-I

     THIS Certificate of Trust of Education Funding Capital Trust-I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. (S) 3801, et seq.) (the "Act").

          1. Name. The name of the business trust formed by this Certificate of Trust is Education Funding Capital Trust-I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Attn:
Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                              WILMINGTON TRUST COMPANY, as
                                              Owner Trustee


                                              By: /s/ David A. Vanaskey Jr.
                                                 -------------------------------
                                              Name: David A. Vanaskey Jr.
                                              Title: Vice President


                                              FIFTH THIRD BANK, as Co-Owner
                                              Trustee


                                              By: /s/ Keith E. Brock
                                                 -------------------------------
                                              Name: Keith E. Brock
                                              Title: Trust Officer